UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, InspireMD, Inc. (the “Company”) appointed Michael Lawless as Chief Financial Officer of the Company, effective on or before June 30, 2025 (the “Effective Date”). On the Effective Date, Mr. Lawless will succeed Craig Shore, whose employment as the Company’s Chief Financial Officer will be terminated simultaneous with Mr. Lawless’s appointment.

Mr. Lawless, age 58, is an experienced public company Chief Financial Officer with decades of financial leadership throughout the healthcare space. Mr. Lawless served as the Chief Financial Officer of Lifeward Ltd. (Nasdaq: LFWD) (f/k/a ReWalk Robotics Ltd.), a medical device company that designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, from September 2022 to June 2025. Prior to Lifeward, Mr. Lawless served as a Chief Financial Officer consultant for Danforth Danforth Advisors, LLC, a provider of financial consulting services to the life sciences industry. From 2015 to 2020, Mr. Lawless held several financial leadership positions including Division CFO at Azenta, Inc. (formerly Brooks Automation, Inc.), a worldwide provider of management solutions for biological samples. Previously, Mr. Lawless also held financial leadership roles for AECOM Technology, Inc., PerkinElmer, Inc., Momenta Pharmaceuticals, Inc. and CTI Molecular Imaging, Inc. Mr. Lawless has a Bachelor of Arts degree in Economics from Swarthmore College, a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and is a Certified Public Accountant.

In connection with Mr. Lawless’s appointment as Chief Financial Officer, the Company and Mr. Lawless entered into an employment agreement, dated June 2, 2025 (the “Employment Agreement”). Mr. Lawless’s term of employment will commence on the Effective Date, is to remain in effect for three years (the “Initial Employment Term”), unless earlier terminated, and is to be automatically renewed for successive one-year terms after the Initial Employment Term.

As consideration for his services as Chief Financial Officer, Mr. Lawless will be entitled to receive an annual base salary of $375,000, less applicable payroll deduction and tax withholdings, which will be reviewed by the board of directors of the Company on an annual basis for increase (“Base Salary”). In additional, Mr. Lawless will also be entitled to annual performance bonuses in an amount up to 50% of the Base Salary, as may be in effect from time to time, for each calendar year during his employment with the Company based on the extent to which performance criteria/financial results for the applicable year have been met.

In the event Mr. Lawless voluntarily resigns without good reason, the Company may, in its sole discretion, shorten the notice period and determine the date of termination without any obligation to pay Mr. Lawless any additional compensation other than the accrued obligations and without triggering a termination of Mr. Lawless’s employment without cause. In the event the Company terminates Mr. Lawless’s employment for cause or Mr. Lawless voluntarily resigns without good reason, the Company shall have no further liability or obligation to Mr. Lawless under the Employment Agreement. Notwithstanding the foregoing, in the event that the Employment Agreement expires as a result of the Company’s decision not to renew it, the Company shall, subject to the execution and timely return by Mr. Lawless of a release of claims, pay Mr. Lawless cash payments totaling $100,000 in the aggregate, payable in equal instalments on the Company’s regular pay dates that occur during the period commencing on the 60th day following his employment termination date and ending on the last day of the restricted period; provided, however, that if, at any time within the period commencing on the date that is three months prior to the termination of his employment agreement, the Company and a third party execute a definitive, written, and binding agreement (a “Sale Agreement”) to enter into certain transactions described therein that, if consummated, would constitute a change in control, then Mr. Lawless’s termination shall be deemed a termination by the Company without cause or for good reason, as of the date such Sale Agreement is executed; provided, further, that any amounts payable to Mr. Lawless pursuant to such termination shall be reduced by any amounts previously paid to him upon expiration of the Employment Agreement, termination by us for cause or voluntary resignation by Mr. Lawless without good reason.

If Mr. Lawless’s employment is terminated (i) by the Company without cause or (ii) by Mr. Lawless for good reason (other than in the event of a change in control), then Mr. Lawless shall receive, subject to the execution and timely return by Mr. Lawless of a release of claims, the following: (a) a severance pay in an amount equal to his Base Salary for six months, (b) his entire performance bonus for any calendar year for which he has already worked the entire year but the bonus has yet to be paid, (c) the annual amount of the performance bonus, paid at 50%, for the calendar year in which his termination of employment occurs that he would have received had his employment not been terminated during such year, and (d) if Mr. Lawless is eligible for and timely elects to continue receiving group medical insurance pursuant to the “COBRA” law, six months of the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage (or a taxable monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law).

In addition, in the event of a change in control, if at any time Mr. Lawless’s employment is terminated by the Company, including by nonrenewal, upon or during the three-month period before or within the twelve-month period following a change in control other than a termination for cause, Mr. Lawless shall receive, subject to the execution and timely return by Mr. Lawless of a release of claims, the following change in control benefits: (a) severance pay equal to his Base Salary for an additional twelve months; (b) his entire performance bonus for any calendar year for which he has already worked the entire year but the bonus has yet to be paid; (c) the annual amount of the Performance Bonus, paid at 100%, for the calendar year in which his termination of employment occurs that he would have received had his employment not been terminated during such year; (d) one hundred percent (100%) of all unvested stock options, shares of restricted stock, restricted stock units, stock appreciation rights, or similar stock-based rights granted to him shall vest and, if applicable, be immediately exercisable and any risk of forfeiture included in such restricted or other stock grants previously made to him shall immediately lapse; (e) if Mr. Lawless is eligible for and timely elects to continue receiving group medical insurance pursuant to the “COBRA” law, twelve months of the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage (or a taxable monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law); and (f) in addition, Mr. Lawless may exercise any outstanding stock options or stock appreciation rights until the earlier of (x) the last date on which such stock options or stock appreciation rights could have been exercised pursuant to the terms of the applicable award agreement, irrespective of his termination of employment; and (y) the date that is one (1) year following his employment termination date.

Subject to the Company’s Compensation Committee approval, on the Effective Date, Mr. Lawless will be granted (a) stock options to purchase 212,000 shares of common stock (the “Options”), and (b) 465,000 shares of restricted stock (the “Restricted Stock”) under the Company’s 2024 Inducement Plan. The Options and the Restricted Stock will be granted as an inducement material to Mr. Lawless entering into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4). The Options and the Restricted Stock will vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting in two equal installments on the second and third anniversaries of the grant date, subject to Mr. Lawless being continuously employed by the Company as of such vesting dates. The Options will have a ten-year term and an exercise price equal to the closing price of the Company’s common stock on the date of grant.

The foregoing descriptions of Mr. Lawless Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company also expects Mr. Lawless to enter into the Company’s standard indemnity agreement for directors and officers, a copy of which was previously filed by the Company with the SEC.

There is no arrangement or understandings between Mr. Lawless and any other person pursuant to which Mr. Lawless has been appointed as Chief Financial Officer. There are no family relationships between Mr. Lawless and any of the Company’s directors or executive officers, and Mr. Lawless has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release titled “InspireMD Announces Appointment of Michael Lawless as Chief Financial Officer”. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 3, 2025
99.2	Employment Agreement, dated June 2, 2025, by and between the Company and Michael Lawless
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: June 3, 2025	By:	/s/ Marvin Slosman
	Name: Title:	Marvin Slosman Chief Executive Officer